Exhibit 10.04

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of April 1, 2003 between Jehu Hand ("Purchaser") and Aradyme Corporation, formerly known as Albion Aviation, Inc., a Delaware corporation ("Seller").

         WHEREAS, the original business of Seller was the development and operation of a charter airline operator through its wholly owned subsidiary Svetlana Aviation ("Svetlana"); and

         WHEREAS, on March 31,2003, the Seller acquired all of the capital stock of Aradyme Development Corporation; and

         WHEREAS, the Business now constitutes a minor portion of the operations of the Seller, has never been profitable, and the Seller does not desire to continue the Business; and

         WHEREAS, the liabilities of the Business are approximately equal to the value of the Business' assets on a liquidation basis.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Transfer of Assets. Subject to the terms and conditions herein, Buyer purchases from Seller, effective for accounting and all other purposes as of April 1, 2003, all of the capital stock of Svetlana being 100 shares at $.001 par value common stock. Seller is unable to locate the certificate(s) evidencing the shares of Svetlana being conveyed pursuant hereto, and therefore hereby grants, bargains, sells, conveys, transfers, assigns, sets over and delivers unto Buyer, his successors and assigns all of Seller's right, title, benefit, privileges and interest in and to such shares. Further, in the event that Seller hereafter discovers the certificate(s) evidencing the shares of Svetlana being conveyed pursuant hereto, Seller shall immediately deliver such certificate(s) to Buyer without additional consideration.

         Section 2. Assumption of Liabilities. Buyer hereby assumes all liabilities related to the business conducted by Svetlana, contingent or accrued, liquidated or unliquidated at and as of the effective date of this Agreement, provided, however, that the liabilities related to the Seller's status as a public company are not assumed by Buyer (such as continuing transfer agent and similar corporate expenses), as such assets and liabilities are more particularly set forth in the schedule contained on Exhibit A attached hereto and incorporated herein by reference.

         Section 3. Purchase Price. In consideration for the transfer of Svetlana and the assumption of liabilities of the Business, Buyer hereby assumes and agrees to timely pay the liabilities as set forth on Exhibit A.

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         Section 4. Miscellaneous.

         4.1 From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         4.2. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         4.3. This Agreement, including the Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         4.4. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have cause this Agreement to be duly executed by their authorized officers this August 15, 2003, effective as of the date and year first above written.

ARADYME CORPORATION

By: /s/ James R. Spencer         By: /s/ Jehu Hand
   ------------------------         ---------------------
Name: James R. Spencer
Title: CEO

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Exhibit A - March 31, 2003 Balance Sheet and Statement of Operations